Exhibit 5.1

300 North LaSalle Street Chicago, Illinois 60654
(312) 862-2000 www.kirkland.com	Facsimile: (312) 862-2200
April 16, 2010

Navistar International Corporation

4201 Winfield Road

Warrenville, Illinois 60555

Ladies and Gentlemen:

We have acted as special counsel to Navistar International Corporation, a Delaware corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale of up to an aggregate of 6,016,030 shares of the Company’s common stock, par value $0.10 per share (the “Shares”). The Shares are being offered and sold under a registration statement on Form S-3 under the Securities Act, originally filed with the Securities and Exchange Commission (the “Commission”) on October 20, 2009 (Registration No. 333-162588) (such Registration Statement, as amended and supplemented, the “Registration Statement”), including a base prospectus dated October 20, 2009 (the “Base Prospectus”) and a prospectus supplement dated April 16, 2010 (together with the Base Prospectus, the “Prospectus”), by the selling stockholders named in the Prospectus.

In connection with the registration of the Shares, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including: (i) the organizational documents of the Company, (ii) minutes and records of the corporate proceedings of the Company, (iii) the Securities Purchase Agreement, dated as of November 8, 2002, by and among the Company and the investors named on the signature page thereto, and the related agreements, certificates and other instruments executed or delivered thereunder or in connection therewith and (iv) the Registration Statement and the exhibits thereto and the Prospectus.

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. We have not independently established or verified any facts relevant to the opinions expressed herein, but have relied upon statements and representations of the selling stockholders and officers and other representatives of the Company.

Navistar International Corporation

April 16, 2010

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that the Shares, all of which are issued and outstanding as of the date of this opinion, have been duly authorized, validly issued and fully paid and are nonassessable.

Our opinions expressed above are subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors’ rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), (iii) public policy considerations which may limit the rights of parties to obtain certain remedies and (iv) any laws except the General Corporation Law of the State of Delaware, including the applicable provisions of the Delaware constitution and reported judicial decisions interpreting these laws.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Company’s Current Report on Form 8-K and to its incorporation by reference into the Registration Statement. We also consent to the reference to our firm under the heading “Validity of Securities” in the Prospectus constituting part of the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the sale of the Shares

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. This opinion speaks only as of the date hereof and we assume no obligation to revise or supplement this opinion after the date hereof should the General Corporation Law of the State of Delaware be changed by legislative action, judicial decision or otherwise after the date hereof.

This opinion is furnished to you in connection with the filing of the Prospectus, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

Sincerely,

/s/ KIRKLAND & ELLIS LLP
KIRKLAND & ELLIS LLP